UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

On June 1, 2018, Lodging Fund REIT III, Inc. (the “Company”) commenced a private placement offering of up to $100,000,000 in shares of its common stock (the “Offering”). The Company is offering these securities in reliance upon exemptions from the registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D under the Securities Act relating to sales not involving any public offering. The securities are being offered and sold only to purchasers who are “accredited investors,” as defined in Rule 501 of Regulation D of the Securities Act, and without the use of general solicitation, as that concept is embodied in Regulation D. In addition to sales of common stock for cash, the Company has adopted a dividend reinvestment plan (“DRIP”), which permits stockholders to reinvest their distributions back into the Company. Except as otherwise provided in the offering memorandum for Offering, the shares offered in the Offering for cash are being offered at an initial price of $10.00 per share, with shares issued pursuant to the DRIP being purchased at an initial price of $9.50 per share. During the period from February 28, 2020 to April 28, 2020, the Company issued and sold 355,105 shares of common stock, including 15,640 shares issued pursuant to the DRIP, and received aggregate proceeds of $3.4 million.  During the period from February 28, 2020 to April 28, 2020, aggregate selling commissions of $255,000 and marketing and diligence allowances and other wholesale selling costs and expenses of $239,000 were paid in connection with the Offering. As of April 28, 2020, there were 7,111,129 shares of the Company’s common stock outstanding.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 29, 2020, the Company filed with the Maryland State Department of Assessments and Taxation articles supplementary (the “Articles Supplementary”) to the Company’s charter, to classify and designate 7,000,000 shares of authorized but unissued common stock, $0.01 par value per share (the “Common Stock”), of the Company, as non-voting shares of Interval Common Stock (“Interval Common Stock”) and to set the terms of the Interval Common Stock.  The following is a summary of the material terms of the Articles Supplementary:

Rank

The Interval Common Stock ranks, with respect to rights to the payment of dividends and other distributions and rights in the event of any liquidation, dissolution and winding up of the Company, (i) senior to any series or class of stock of the Company that may be authorized, issued or outstanding, the terms of which specifically provide that such series or class of stock ranks junior to the Interval Common Stock with respect to rights to the payment of dividends and other distributions and rights in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, (ii) on a parity with the Common Stock and any other class or series of stock of the Company that may be authorized, issued or outstanding, the terms of which specifically provide that such series or class of stock ranks on a parity with the Interval Common Stock with respect to rights to the payment of dividends and other distributions and rights in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (“Parity Stock”) and (iii) junior to any class or series of stock of the Company that may be authorized, issued or outstanding, the terms of which specifically provide that such series or class of stock ranks senior to the Interval Common Stock with respect to rights to the payment of dividends and other distributions and rights in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (“Senior Stock”).

Dividends

Subject to the preferential rights of the holders of any Senior Stock, holders of shares of Interval Common Stock will be entitled to receive, when and as authorized by the Board of Directors of the Company and declared by the Company, out of funds of the Company legally available for payment of dividends, dividends at an annualized rate equal to 86% of the annualized dividend rate for the Common Stock as authorized by the Board of Directors and declared by the Company.  Dividends on the Interval Shares may be paid in cash, capital stock of the Company or a combination of cash and capital stock of the Company as determined by the Board of Directors, and will be paid at such times as dividends are paid to the holders of Common Stock.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment of or adequate provision for the debts and other liabilities of the Company, and subject to the preferential rights of the holders of any Senior Stock, the remaining assets of the Company legally available for distribution to its stockholders will be distributed pro rata to the holders of the outstanding shares of Common Stock, Interval Common Stock and any Parity Stock.

Voting

Holders of Interval Common Stock will not have any voting rights with respect to their shares of Interval Common Stock, including, without limitation, in respect of any amendments changing the terms or contract rights of the Interval Common Stock as expressly set forth in the Company’s charter and the Articles Supplementary, whether by merger, consolidation, classification, reclassification or otherwise.

Conversion

The shares of Interval Common Stock are not convertible into or exchangeable for any other property or securities of the Company or any other entity.

No Preemptive Rights

Holders of the Interval Common Stock shall not have any preemptive or preferential right to subscribe for or to purchase any additional shares of any class or series of stock of the Company or any securities convertible into or exercisable or exchangeable for shares of any class or series of stock of the Company.

Status of Repurchased Interval Common Stock

All shares of Interval Common Stock repurchased or otherwise acquired in any manner by the Company will be retired and restored to the status of authorized but unissued Common Stock, without designation as to class or series.

The foregoing summary of the Articles Supplementary does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K.

ITEM 8.01 OTHER EVENTS.

Amendment of Operating Partnership Agreement

In connection with the filing of the Articles Supplementary, the Company, as the general partner of Lodging Fund REIT III OP, LP, the operating partnership subsidiary of the Company (the “Operating Partnership”), amended the Limited Partnership Agreement of the Operating Partnership, effective as of April 29, 2020, to, among other things, include the Interval Common Stock as additional securities of the Company, and specify that for each such share of Interval Common Stock issued by the Company, the Operating Partnership shall issue a corresponding general partnership unit to the Company.

Repurchase Plan

The Board of Directors has adopted a repurchase plan for the Interval Common Stock (the “Repurchase Plan”).  The Repurchase Plan is generally available to holders of Interval Common Stock who have held their shares of Interval Common Stock (“Interval Shares”) for at least 1 year. The Repurchase Plan provides that so long as the Repurchase Reserve (defined below) exists, the Company will repurchase up to the lesser of (i) 5% of the aggregate value of the Interval Shares (“Interval Shares Value”) on the last day of the same calendar quarter of the preceding year and (ii) 5% of the Interval Shares Value on the last day of the preceding calendar quarter.  After the Repurchase

Reserve has been exhausted, the Company will limit repurchases of Interval Shares to repurchases that can be made with the net proceeds from the dividend reinvestment plan for the Interval Shares received in the prior calendar year up to the lesser of (i) 1.25% per calendar quarter and (ii) 5% per calendar year of the Interval Shares Value. The limitations described in this paragraph are referred to as the “Repurchase Limitations.”

The Company will establish a reserve (the “Repurchase Reserve”) of liquid assets in an amount equal to 20% of the aggregate gross proceeds from the Company’s private offering of Interval Shares, which will be comprised of cash and cash-like instruments, government securities, publicly traded REIT shares and other publicly traded securities (the “Reserve Assets”), but which is expected to primarily include publicly traded REIT shares.  The Repurchase Reserve will be used solely to repurchase the Interval Shares.  The Board of Directors may, but has no obligation to, increase the amount of the Repurchase Reserve at any time.  The Company will have no obligation to restore any amounts resulting from a decline in value of the Reserve Assets.  After the Repurchase Reserve has been exhausted, subject to the Repurchase Limitations, the Company will use only the net proceeds from the dividend reinvestment plan received in the prior calendar year to repurchase the Interval Shares.  Subject to the Repurchase Limitations, on the applicable repurchase date, the Company will repurchase the Interval Shares timely submitted for repurchase for a price equal to the NAV per share of the Company’s Common Stock on such repurchase date as determined by the Board of Directors.

The Board of Directors may, upon 10 days’ written notice to the holders of Interval Shares, amend, suspend or terminate the Repurchase Plan at any time, and such amendment, suspension or termination may be implemented immediately. Notwithstanding the foregoing, the Repurchase Plan may not be terminated prior to the date the Repurchase Reserve is exhausted.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Ex.	Description
3.1	Articles Supplementary of the Company for the Interval Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: May 4, 2020	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary